Exhibit (a)(1)(P)

January 22, 2016

Our Commitment to the Successful Completion of this Transaction and the

Integration of the Two Companies

Dear Ocata colleagues,

Astellas will extend the offering period of the Tender Offer to purchase all outstanding common stock of Ocata until February 9, 2016. The further extension will allow Ocata’s stockholders additional time to tender their shares into the Tender Offer.

We remain very excited about the combination of Astellas and Ocata and are fully committed to the successful completion of this transaction on the agreed-upon terms and to the integration of the two companies. We highly value Ocata’s research, development and manufacturing capabilities, in which we plan to make further investments. We expect Ocata to play a key role within Astellas’ R&D in ophthalmology and cell therapy growth strategy. I firmly believe that the combination of Astellas and Ocata is in the best interests of both companies and our industry and we strongly hope to close the Tender Offer at the end of this offering period.

Thank you once again for your dedicated collaboration with Astellas’ colleagues after the announcement of the execution of the merger agreement. Ocata’s management team will keep you informed of any relevant updates, and I hope to have an opportunity to talk with many of you in person in the future.

I look forward to welcoming you to the Astellas family and working with you to achieve our shared goals.

Yours sincerely,

Yoshihiko Hatanaka

President & CEO

Astellas Pharma Inc.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and Astellas’ and Ocata’s beliefs and expectations and statements about Astellas’ proposed acquisition of Ocata, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Astellas and Ocata are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Astellas’ or Ocata’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to Ocata, see the discussion of risks and uncertainties in Ocata’s annual report on Form 10-K for the fiscal year ended December 31, 2014, its most recent Quarterly Report on Form 10-Q, and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and neither Astellas nor Ocata undertakes any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Important Additional Information

This communication is provided for informational purposes only. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the Offer to Purchase, the Letter of Transmittal and other documents relating to the Offer) that Astellas and Laurel, an indirect wholly-owned subsidiary of Astellas, filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2015. In addition, Ocata filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer on November 19, 2015. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY OCATA’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Such documents have been made available to Ocata’s stockholders at no expense to them. In addition, you may obtain copies of these documents (and all other Offer documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov.

OCATA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT OFFER DOCUMENTS FILED WITH THE SEC BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.